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                                                                 EXHIBIT 10.7.2


                        AMENDMENT TO AMENDED AND RESTATED
                  PRIVATE LABEL REVOLVING CREDIT PLAN AGREEMENT
                  ---------------------------------------------

                  This Amendment to Amended and Restated Private Label Revolving Credit Plan Agreement (the "Amendment") is entered into as of the 24th day of January, 2000, by and between Roberds, Inc., as debtor and debtor in possession ("Roberds") and GE Capital Consumer Card Co., an Ohio corporation ("GE Capital"), and amends that certain Amended and Restated Private Label Revolving Credit Plan Agreement dated as of June 17, 1998, by and GE Capital, successor in interest to Bank One, NA ("Bank One"), and Roberds (the "Program Agreement").

                  WHEREAS, on January 19, 2000 (the "Filing Date"), Roberds commenced Chapter 11 Case No. 00-30194 (the "Chapter 11 Case") by filing a voluntary petition for reorganization under Chapter 11 of the United States Code, 11 U.S.C. sections 101 et seq. (The "Bankruptcy Code") with the United States Bankruptcy Court for the Southern District of Ohio, Western Division (the "Bankruptcy Court");

                  WHEREAS, Roberds continues to operate its business and manage its properties as a debtor and debtor in possession pursuant to Section 1107(a) and 1108 of the Bankruptcy Code;

                  WHEREAS, Roberds currently operates stores in Atlanta, Georgia, Dayton, Ohio, Cincinnati, Ohio, Tampa, Florida and Richmond, Indiana, and intends to close its stores in Cincinnati, Ohio and Tampa, Florida (the "Closing Markets") and to continue to operate its stores in Atlanta, Georgia, Dayton, Ohio and Richmond, Indiana (the "Remaining Markets"); and

                  WHEREAS, GE Capital and Roberds desire to amend the Program Agreement as provided herein, and except as expressly amended by this Amendment, to continue the Program Agreement in all other respects as set forth therein.

                  NOW, THEREFOR, the parties hereto hereby agree as follows:

I.       DEFINITIONS.

                  Terms used in this Amendment, unless otherwise defined in the Amendment, shall have the meanings specified in the Program Agreement.

II.      ASSUMPTION OF PROGRAM AGREEMENT AS AMENDED.

                  Roberds hereby assumes the Program Agreement as amended by this Amendment pursuant to Section 365 of the Bankruptcy Code, and GE Capital hereby consents to such assumption.

III.     AMENDMENTS TO PROGRAM AGREEMENT.

                  The Program Agreement is hereby amended as set forth below:

         A.       AMENDMENT TO SECTION 1.

                  Section 1 of the Program Agreement is amended to add the following definitions in appropriate alphabetical order:

         "AMENDMENT" means the Amendment to Amended and Restated Private Label Revolving Credit



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         Card Plan Agreement dated January 24, 2000 between Roberds and GE
         Capital.

         "APPROVAL ORDER" shall mean the order of the Bankruptcy Court entered in the Chapter 11 Case upon the Debtor's Emergency Motion for Order Pursuant to Bankruptcy Code Sections 105 and 365 Authorizing Debtor to Assume the Amended and Restated Private Label Revolving Credit Card Plan Agreement, as amended by the Amendment, substantially in the form attached to the Amendment as Exhibit A, together with all extensions, modifications and amendments thereto.

         "BANKRUPTCY COURT" is defined in the first recital of the Amendment.

         "CHAPTER 11" means the Chapter 11 case filed by the Debtor in federal bankruptcy court in Dayton, Ohio.

         "CLOSING MARKETS" is defined in the third recital of the Amendment.

         "CONFIRMATION ORDER" means the order of the Bankruptcy Court entered in the Chapter 11 Case which (i) confirms a Plan of Reorganization after appropriate notice and hearing and is final and non-appealable, (ii) finds or otherwise provides that all of the requirements of Section 1129 of the Bankruptcy Code have been satisfied, and (iii) in the reasonable judgment of GE Capital, does not adversely affect in any material manner (a) the validity, enforceability or the continued effect of the Agreement or the Accounts, (b) the collectibility of the Accounts, or (c) any of GE Capital's rights and remedies under, and the prospective economic benefit to GE Capital of, the Agreement.

         "CREDIT CARD" means any Plan Card or other private label card issued by GE Capital or Bank One, NA, its predecessor, under or in connection with this Agreement.

         "DEBTOR" means Roberds, as debtor and debtor in possession in the Chapter 11 Case.

         "FILING DATE" is defined in the first recital of the Amendment.

         "PLAN OF REORGANIZATION" means a plan of reorganization in the Chapter 11 Case satisfactory in form and substance to GE Capital.

         "REORGANIZED DEBTOR" means Roberds on and after the effective date of a Plan of Reorganization.

         "REMAINING MARKETS" is defined in the third recital of the Amendment.

         "ROBERDS" means Roberds, Inc., as Debtor and/or Reorganized Debtor, as applicable.

         B.       AMENDMENTS TO SECTIONS 32 AND 33.

                  The following shall be added as new Sections 32 and 33 to the Agreement, and Sections 32 through 35 are hereby renumbered as Sections 34 through 37:

                           1.       NEW SECTION 32

         32. CLOSING MARKETS. Notwithstanding anything to the contrary in this Agreement,

                                    a. effective as of the Filing Date, Roberds
         shall have no right to receive any further distributions of Plan Interest Proceeds that are attributable to the Closing Markets Accounts that would otherwise be due to Roberds under the Agreement;

                                    b. effective as of the Filing Date, GE
         Capital shall have the right



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         to utilize the Cardholders associated with any of the Closing Markets in Tampa only for any purpose it desires in compliance with state and federal law, including, without limitation, the right to sell customer lists associated with Closing Markets in Tampa only, provide substitute or replacement cards to the Cardholders associated with the Closing Markets in Tampa only, and mail to the Cardholders associated with the Closing Markets in Tampa only any material for the marketing of GE Capital Services or other products or services offered by GE Capital.

                                    c. as soon as practicable after the Filing
         Date and in no event after February 15, 2000, Roberds shall not permit the use of any Credit Card in any store in any of the Closing Markets.

                           2.       NEW SECTION 33.

         33. REMAINING MARKETS. Notwithstanding anything to the contrary in this Agreement,

                                    a. effective as of February 1, 2000,
         Roberds shall not permit any Cardholder to finance any down payment using a Credit Card.

                                    b. effective as of February 1, 2000, each
         store in the Remaining Markets shall be limited to the "same as cash" promotions as advertised after the Filing Date; PROVIDED, that such "same as cash" promotions shall not exceed fifteen (15) months; and PROVIDED, FURTHER, that the ongoing point of sale closure tool on Home Theater packages is hereby canceled. The term "same as cash" as used herein requires minimum monthly payments by the Cardholder, except as otherwise agreed to in writing by GE Capital in its discretion.

                           c. By the date six (6) months after the Filing Date and thereafter, one hundred percent (100%) of the products sold to Cardholders paying for such products by use of any Credit Card, shall be delivered by Roberds to such Cardholder within seven (7) calendar days from the date the sale is charged to such Credit Card.

         C.       AMENDMENT TO SECTION 5 OF ADDENDUM C.

                  The first sentence in Section 5A of Addendum C to the Program Agreement is amended by adding after the words "the total face amount" the words "net of any deductions permitted to be taken by Bank under the Agreement".

         D.       AMENDMENT TO SECTION 21.

                  Section 21 is hereby amended by adding the following as additional events of default under the Program Agreement ("Additional Events of Default"):

                           1. The Bankruptcy Court shall enter an order authorizing the appointment of an interim or permanent trustee in any of the Chapter 11 Cases or the appointment of an examiner in any of the Chapter 11 Cases with expanded powers to operate or manage the financial affairs, business, or reorganization of any of the Debtor.

                           2. The Chapter 11 Case shall be dismissed or converted from one under Chapter 11 to one under Chapter 7 of the Bankruptcy Code.

                           3. The Approval Order shall not become a final and non-appealable order by February 21, 2000.


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                           4. The Approval Order shall be modified without GE
         Capital's prior written consent.

                           5. The Confirmation Order shall have been entered without GE Capital's consent.

                           6. There shall be a default under any debtor in possession financing order or cash collateral order in the Chapter 11 Case, or the same shall be terminated without a replacement.

                           7. Roberds shall breach any of the agreements set forth in the Amendment and the same, if capable of being cured, shall not be cured to GE Capital's satisfaction within five (5) days of written notice by GE Capital to Roberds.

         E.       AMENDMENT TO SECTION 21.

                  Section 21 is hereby further amended by adding the following at the end of the Additional Events of Default:

         Notwithstanding anything to the contrary in this Agreement, GE Capital shall have the right to terminate this Agreement upon the occurrence of any Additional Event of Default, which termination shall be effective upon ten days' written notification by GE Capital to Roberds of the occurrence of such Additional Event of Default.

IV.      RELIEF FROM THE AUTOMATIC STAY.

                  Roberds acknowledges that (i) it has no interest in the Accounts generated under the Program Agreement, and (ii) the automatic stay of
Section 362 of the Bankruptcy Code shall be modified or vacated, pursuant to and effective upon entry of the Approval Order, to permit GE Capital to exercise any of its rights under the Program Agreement, as amended (including taking chargebacks and deducting amounts due to Roberds as provided hereunder) and its remedies under the Program Agreement, as amended without further application or motion to, or order from, the Bankruptcy Court.

V.       CONSENT TO JURISDICTION.

                  Roberds hereby consents to personal jurisdiction, waives any objection as to jurisdiction or venue, and agrees not to assert any defense based on lack of jurisdiction or venue, in the Bankruptcy Court. Service of process on any party in any action arising out of or relating to this Agreement shall be effective if mailed to such party at the address listed in Section 34 of the Program Agreement; provided, that the address for Bank One shall be replaced with the address for GE Capital. Nothing herein shall preclude other legal action in any other jurisdiction.

VI.      BINDING EFFECT.

                  This Agreement shall be binding upon, and inure to the benefit of, the successors and permitted assigns of the parties hereto. The Program Agreement, as amended shall be binding upon each Company, the estate of each Debtor, and any trustee or successor in interest of each Debtor in its Chapter 11 Case or any subsequent case commenced under Chapter 7 of the Bankruptcy Code.

VII.     CONDITIONS PRECEDENT.

                  Notwithstanding anything to the contrary herein, this Amendment shall not be effective unless and until GE Capital shall have received each of the below listed items in form and substance satisfactory to GE Capital




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or waived delivery thereof:

                  1. Evidence that the Bankruptcy Court has entered the Approval Order;

                  2. Evidence that the Bankruptcy Court has entered an interim order, or if there is no interim order or the interim order is no longer effective, a final order, with respect to debtor in possession financing in form and substance satisfactory to GE Capital and no appeal, certiorari petition, reargument, rehearing or other review of such interim order or final order is pending or if an appeal has been filed, no stay of such order pending appeal has been granted.

VIII.    GENERAL PROVISIONS.

         A.       FULL FORCE.

                  Except as amended herein, the Program Agreement remains in full force and effect. Upon the effectiveness of the Amendment, on and after the date hereof each reference in the Program Agreement to the Program Agreement, "hereunder", "hereof", "herein" or words of like import shall mean and be a reference to the Program Agreement as amended hereby.

         B.       GOVERNING LAW.

                  The Amendment shall be governed and construed in accordance with the laws of the state of Ohio and any applicable laws of the United States of America.

         C.       COUNTERPARTS.

                  The Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

         D.       NO WAIVER.

                  Except as specifically set forth in this Amendment, the execution, delivery and effectiveness of this Amendment shall not (a) limit, impair, constitute a waiver by, or otherwise affect any right, power or remedy of GE Capital under the Program Agreement, including any setoff or recoupment rights, (b) constitute a waiver of any provision in the Program Agreement, or
(c) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Program Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.


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                  IN WITNESS WHEREOF, the parties below have executed this
Amendment as of the day and year stated above.

GE CAPITAL CONSUMER CARD CO.


By: /s/ Ben W. Manley
   -------------------------------
Title: Duly Authorized Signatory
Executive Vice President

ROBERDS, INC., as debtor and debtor in possession


By: /s/ Robert M. Wilson
  ---------------------------------
Title: President





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